Exhibit 99.1

UniPixel Announces Pricing of Public Offering of Common Stock

THE WOODLANDS, Texas — August 9, 2012 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films to the touch screen, flexible printed electronics, lighting and display markets, today announced the pricing of its public offering of common stock at a price to the public of $5.25 per share.  The size of the offering has been increased from 3,000,000 shares to 3,107,665 shares.  Of the shares being offered, the Company is offering 2,070,585 shares and two of its stockholders, The Altar Rock Fund Liquidating Trust and The Raptor Global Portfolio Liquidating Trust, are offering an aggregate 1,037,080 shares.  In addition, the Company has granted the underwriter a 30-day option to purchase up to an additional 450,000 shares of common stock from the Company to cover over-allotments, if any.  The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.  The Company will not receive any of the proceeds from the sale of shares by the selling stockholders.

Craig-Hallum Capital Group LLC is the sole book-running manager for the offering.

This offering is being conducted pursuant to a shelf registration statement that was declared effective by the U.S. Securities and Exchange Commission on June 8, 2012. The offering is being made only by means of a prospectus supplement and accompanying prospectus, forming an effective part of the registration statement. Before investing, you should read the prospectus supplement and the accompanying prospectus for information about UniPixel, the selling stockholders and this offering. Copies of the prospectus supplement and accompanying prospectus relating to these securities may be obtained from Craig-Hallum Capital Group LLC at 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, by calling 612-334-6300, or by emailing robbie.kelley@craig-hallum.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About UniPixel

Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

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Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Scott Liolios or Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com